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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Carolina Power & Light Company on Form S-3 of our reports dated February 12, 2003, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Raleigh, North Carolina
March 20, 2003